Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-11 (File No. 333-129534) of our report dated December 19, 2005 relating to the balance sheet of Landwin REIT, Inc., as of October 19, 2005 (date of inception) appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Pohl, McNabola, Berg & Company
Pohl, McNabola, Berg & Company, LLP
December 22, 2005